Exhibit 1.1





                                1,700,000 Shares


                       CORT BUSINESS SERVICES CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               July ______, 1996

SMITH BARNEY INC.
MONTGOMERY SECURITIES

     As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Ladies and Gentlemen:

     CORT Business Services Corporation, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 1,700,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 255,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."
     The Company and Cort Furniture Rental Corporation, a Delaware corporation and a wholly-owned subsidiary of the company ("CFR"), wish to confirm as follows their agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the purchases of the Shares by the Underwriters.

     1.   Registration Statement and Prospectus.  The Company has prepared and
          -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by such post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information and such information is included in






















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a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the information contained in the prospectus as filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

     2.   Agreements to Sell and Purchase.  The Company hereby agrees, subject
          -------------------------------
to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____________ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

     The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time (but in any event not more than once) prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 255,000 Additional Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

     3.   Terms of Public Offering.  The Company has been advised by you that
          ------------------------
the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4.   Delivery of the Shares and Payment Therefor.  Delivery to the
          -------------------------------------------
Underwriters of and payment for the Firm Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, NY 10022, at 10:00 A.M., New York City time, on ______________ _____, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Latham & Watkins at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of














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Additional Shares.  The place of closing for any Additional Shares and the
Option Closing Date for such Shares may be varied by agreement among you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company.

     5.   Agreements of the Company.  The Company agrees with the several
          -------------------------
Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any addition to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge, three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been














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advised or to which you shall reasonably object after being so advised (it being understood that if the Company is legally required to amend or supplement the Registration Statement or the Prospectus then you shall not be entitled to object thereto) or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto), in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or a report under the Exchange Act, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

          (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.













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          (i)  During the period of five years from the date of this Agreement, the Company will furnish to you (i) as soon as practicable, a copy of each report of the Company mailed to stockholders or filed with the Commission, and
(ii) from time to time such other publicly available information concerning the Company as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

          (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

          (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) Except for (i) the grant of stock or options under the Company's 1995 Stock-Based Incentive Compensation Plan, (ii) sales pursuant to the registered offering on Form S-3 of 182,496 shares of Common Stock issuable to holders of the Company's 1,119,610 currently outstanding warrants (the "Warrants") outstanding as of June 30, 1996 upon the exercise thereof, (iii) the grant of options under the Company's 1995 Directors Stock Option Plan and (iv) the Shares to be issued pursuant to this Agreement, the Company will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any options or warrants to purchase or otherwise issue, transfer or dispose of, in a public sale, public distribution or other public disposition, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

          (n) The Company has furnished "lock-up" letters, in form and substance satisfactory to you, signed by (i) the Company, (ii) the directors and executive officers named in the Prospectus of the Company and (iii) Citicorp Venture Capital Ltd.

          (o) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (p) The Company will use its best efforts to have the Firms Shares listed on the New York Stock Exchange concurrently with the effectiveness of the registration statement and the Additional Shares prior to their issuance.

          (q) For the period of one year from the Closing Date, the Company will inform you of all material developments regarding the pending Internal Revenue Service audits described in the Prospectus under the caption "Risk Factors -- Tax Matters" (the "Tax Audits") including, without limitation, all material oral and written communications from, to or with representatives of the Internal Revenue Service or any current or former members of the Former Group (as such term is defined in the Prospectus) with respect thereto.














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     6.   Representations and Warranties of the Company.  The Company and CFR
          ---------------------------------------------
hereby jointly and severally represent and warrant to each Underwriter that:

          (a) Each Prepricing Prospectus included as part of the registration statement or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive rights or similar rights contained in any contract or agreement; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company; no adjustment to the number of shares of Common Stock issuable upon exercise of the outstanding Warrants will be required as a result of the transactions contemplated hereby; the authorized and outstanding capital stock is as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

          (d) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, assets, liabilities, prospects, net worth or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect").

          (e) Each of the Company's direct or indirect subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") is set forth on Schedule II. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect; all the outstanding shares of capital stock of each











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Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially and of record by the Company, CFR or Evans Rents, as applicable, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

          (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary, or to which the Company or any Subsidiary or any of their respective properties is subject, or with respect to which either the Company or any Subsidiary may have any liability or other obligations, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described and filed as required by the Act.

          (g) Neither the Company nor any Subsidiary is (i) in violation of (A) its certificate of incorporation, bylaws or other organizational documents, (B) in any material respect any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary (excluding any possible findings or settlements pertaining to the Tax Audits described herein) or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary, or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which either of them or any of their respective properties may be bound, which defaults under this clause (ii), singly or in the aggregate, would have a Material Adverse Effect.

          (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, the compliance by the Company with the provisions hereof nor the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with state securities or Blue Sky laws, all of which have been or will be effected in accordance with this Agreement), (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, (1) the certificate of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary or (2) any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, which breach, default, violation, lien, charge or encumbrance would result in a Material Adverse Effect.

          (i) Each of KPMG Peat Marwick LLP and Ernst & Young LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by Act.















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          (j)  The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries; and the pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and on the bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable, and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (k) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

          (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any Subsidiary, or any other change or development that has, or that may reasonably be expected to have, a Material Adverse Effect.

          (m) The Company and the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or such that, singly or in the aggregate, would not create a Material Adverse Effect, and all the property described in the Prospectus as being held under lease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases.

          (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (o) The Company and each Subsidiary have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own their respective properties and to conduct their business in the manner described in the Prospectus, subject to










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such qualifications as may be set forth in the Prospectus, except where the failure to have any such permit, singly or in the aggregate, would not result in a Material Adverse Effect; the Company and each Subsidiary have fulfilled and performed of all of their obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, except where any such failure to perform or event, singly or in the aggregate, would not result in a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and the Subsidiaries taken as a whole.

          (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) To the Company's knowledge, neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (r) Except as described in the Prospectus, the Company and each Subsidiary have filed all tax returns required to be filed by them, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. The Company has made available to you all material information regarding the Tax Audits available to it or any Subsidiary including, without limitation, all material written and oral communications with the Internal Revenue Service or any current or former members of the Former Group (as defined in the Prospectus). The statements in the Prospectus with respect to the Tax Audits are complete, fair and accurate, in all material respects.

          (s) Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or any other security of the Company included in the registration statement or the right to require registration under the Act of any shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or otherwise.

          (t) The Company and each Subsidiary own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights (collectively, "Intellectual Property") described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses (except for such Intellectual Property the loss of which, singly or in the aggregate, would not result in a Material Adverse Effect) and the Company is not aware of any claim to the contrary or any challenge by any other person to the Intellectual Property of the Company and each Subsidiary.

          (u) The Company is not now, and after the sale of the Shares to be sold by it hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (w) Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

          (x) The Company has complied with all provisions of Florida Statutes, Sec.517.075, relating to issuers doing business with Cuba.

          (y) Neither the Company nor any Subsidiary has violated any federal, state, local or foreign environmental safety or similar law or regulation applicable to its business relating to the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Materials ("Environmental Laws") which, singly or in the aggregate, has had or might have a Material Adverse Effect. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum Product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. There is no alleged liability, or to the best knowledge and information of the Company and each Subsidiary, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any Subsidiary arising out of, based on or resulting from the presence or release into the environment of any Hazardous Material at any location at which the Company or any Subsidiary is currently conducting any business (whether or not owned by the Company or any Subsidiary) or that is owned by the Company or any Subsidiary, except for any liability that, singly or in the aggregate, would not have a Material Adverse Effect.

          (z) Neither the Company nor any Subsidiary has violated any federal, state or local law, statute, rule or regulation relating to discrimination in the hiring, promotion or pay of employees pursuant to any applicable wage or hour laws or any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, and neither the Company nor any Subsidiary has engaged in any unfair labor practice, which in each case, singly or in the aggregate, would result in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any Subsidiary or, to the Company's best knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the Company's best knowledge, threatened against the Company or any Subsidiary (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary or, to the Company's best knowledge, threatened against the Company or any Subsidiary and (iii) no union representation question existing with respect to the employees of the Company or any Subsidiary and there are no union organizing activities taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as would not have a Material Adverse Effect.

     7.   Indemnification and Contribution.  (a) The Company and CFR hereby
          --------------------------------
jointly and severally agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prepricing Prospectus dated June 28, 1996 or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Prepricing Prospectus dated June 28, 1996 shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus; provided, that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability that the Company or CFR may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or CFR, such Underwriter or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised in writing by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company and CFR shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. Neither the Company nor CFR shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and CFR agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and CFR to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or the Prepricing Prospectus dated June 28, 1996, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or the Prepricing Prospectus dated June 28, 1996, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

     8.   Conditions of Underwriters' Obligations.  The several obligations of
          ---------------------------------------
the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 1:00 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement there shall not have occurred any material adverse change or development in the condition (financial or other), business, assets, liabilities, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (c) You shall have received on the Closing Date, an opinion of Dechert Price & Rhoads, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction listed in such opinion.

               (ii) CFR is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction listed in such opinion; and all the outstanding shares of capital stock of CFR have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record, and to the best of such counsel's knowledge beneficially, by the Company, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

               (iii) The Company and each Subsidiary have, to the best of such counsel's knowledge, all necessary permits, licenses, franchises and authorizations of governmental or regulatory authorities as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have any such permits, licenses, franchises or authorizations, singly or in the aggregate, would not have a Material Adverse Effect;

               (iv) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus;

               (v) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

               (vi) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights or, to the best knowledge of such counsel after reasonable inquiry, similar rights to purchase Common Stock or other securities contained in any contract or agreement filed or incorporated by reference as an exhibit to the Registration Statement pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company. No adjustment to the number of shares of Common Stock issuable upon exercise of the outstanding Warrants will be required as a result of the transactions contemplated hereby;

               (vii) The form of certificates for the Shares conforms to the requirements of the General Corporation Law of the State of Delaware;

               (viii) Based solely upon telephonic confirmation from the Commission, the Registration Statement and all post-effective amendments, if any, thereto have become effective under the Act and to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

               (ix) The Company has the corporate power and corporate authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) to the extent that enforceability may be limited due to the existence of an untrue statement of a material fact in the Prospectus or the Registration Statement or the omission to state a material fact therein necessary to make the statements in the Prospectus and the Registration Statement not misleading;

               (x) Except as may be disclosed in the Prospectus, neither the Company nor any Subsidiary is in violation of its respective certificate of incorporation or bylaws or, to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is incorporated by reference as an exhibit to the Registration Statement pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K, which default would result in a Material Adverse Effect;

               (xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement by the Company, the compliance by the Company with the provisions hereof nor the consummation by the Company and each Subsidiary of the transactions contemplated by this Agreement and the Prospectus (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with state securities or Blue Sky laws governing the purchase and distribution of the Shares), (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, (1) the certificate of incorporation or bylaws of the Company or any Subsidiary or (2) to the best of such counsel's knowledge after reasonable inquiry, any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which either of them or any of their respective properties is bound that have been incorporated by reference as exhibits to the Registration Statement pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K, (C) violates or will violate any existing statute, law, regulation or filing (assuming compliance with all applicable state securities and Blue Sky laws) or judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company or any Subsidiary or any of their respective properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject that have been incorporated by reference as exhibits to the Registration Statement pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K, which breach, default, violation, lien, charge or encumbrance would result in a Material Adverse Effect;

               (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

               (xiii) To the best knowledge of such counsel after reasonable inquiry, other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary or to which the Company or any Subsidiary or any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto);

               (xiv) The statements in the Registration Statement and Prospectus appearing under the captions specified in such opinion, insofar as they constitute summaries of contracts, agreements or other legal documents incorporated by reference or filed as exhibits to the Registration Statement (or otherwise identified in such opinion) are accurate in all material respects and fairly present the information required to be disclosed therein pursuant to the Act;

               (xv) Except as described in the Prospectus, to the best of such counsel's knowledge after reasonable inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

               (xvi) Except as described in the Prospectus, to the best of such counsel's knowledge after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or any other security of the Company included in the registration statement or the right to require registration under the Act of any shares of Common Stock or any other security of the Company because of the filing of the registration statement;

               (xvii) The Company is not now, and after the sale of the Shares to be sold by it hereunder and the application of the proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

               (xviii) In addition, such counsel shall also state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as indicated otherwise in such counsel's opinion) and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company) no facts have come to the attention of such counsel that have caused it to believe that the Registration Statement at the time it became effective or as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its respective date and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York and other than the General Corporate Law of the State of Delaware; provided, that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

          (d) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to certain matters referred to in clauses (vi), (viii), (ix), (xii) and (xviii) of the foregoing paragraph (c) and such other related matters as you may request.

          (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, dated the date hereof and the Closing Date, from each of KPMG Peat Marwick LLP and Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt or other liabilities of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, assets, liabilities, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in
Section 8(g) hereof.

          (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (h) The Shares shall have been listed or approved for listing on the New York Stock Exchange.

          (i) The Company shall have furnished or caused to be furnished to you the "lock-up" letters contemplated by Section 5(n) hereof.

          (j) There shall have been no adverse developments regarding the Tax Audits since the dates as of which information with respect thereto is presented in the Prospectus.

          (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d) and
(e) shall be revised to reflect the sale of Additional Shares.

     9.   Expenses.  The Company agrees to pay the following costs and expenses
          --------
and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several jurisdictions as provided in Section 5(g) hereof














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






(including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. Except as expressly provided in this Section 9 and in Section 5(j), the Underwriters agree to pay all of their costs and expenses incurred in connection with the offering of the Shares, including, without limitation, legal fees.

     10.  Effective Date of Agreement.  This Agreement shall become effective:
          ---------------------------
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

          If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Shares that the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the

Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12.  Information Furnished by the Underwriters.  The statements set forth
          -----------------------------------------
in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10 and 11
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 4401 Fair Lakes Court, Suite 300, Fairfax, VA 22033, Attention:
Frances Ann Ziemniak; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 338 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     14.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                   Very truly yours,



                                   CORT BUSINESS SERVICES CORPORATION



                                   By
                                     -----------------------
                                     Paul N. Arnold
                                     President and Chief Executive Officer



Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
MONTGOMERY SECURITIES

As Representatives of the Several Underwriters

By SMITH BARNEY INC.


By
     -------------------------
     Alex Weiss
     Managing Director

                                   SCHEDULE I


                                  UNDERWRITERS


                                                                      Number of
     Underwriter                                                     Firm Shares
     -----------                                                     -----------


Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,700,000
                                                                       =========

                                   SCHEDULE II


                                  SUBSIDIARIES

                                                              Jurisdiction
     Subsidiary                                             of Incorporation
     ----------                                             ----------------

CORT Furniture Rental Corporation . . . . . . . . . . . . . . . . . . . Delaware
Evans Rents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . California
Evans Relocation Services . . . . . . . . . . . . . . . . . . . . . . California
Evans Convention Services . . . . . . . . . . . . . . . . . . . . . . California
Clearance Club Home/Office  . . . . . . . . . . . . . . . . . . . . . California